Exhibit 99.2
Execution Version
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS AMENDED AND RESTATED AGREEMENT (this “Agreement”) is made and entered into as of the 18th day of December, 2008, by and between MOBILE MINI, INC., a Delaware corporation (the “Company”), and RUSSELL C. LEMLEY (the “Executive”) hereby amends and restates the prior employment agreement entered into between the Company and Executive as of May 28, 2008 (the “Prior Agreement”). The Company and the Executive are hereinafter collectively referred to as the “Parties”.
RECITALS
     WHEREAS, the Executive is an employee of the Company pursuant to the Prior Agreement; and
     WHEREAS, the Executive and Company desire to enter into this Agreement and amend and restate the Prior Agreement and to memorialize the terms and conditions pursuant to which the Company has engaged the Executive to serve and continue to serve in certain capacities as an officer of the Company;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties hereby represent, covenant and agree as follows:
AGREEMENT
     1. Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain in the employ of the Company upon the terms and conditions herein set forth. The Executive’s employment shall be governed by this Agreement, which shall amend, restate and replace the terms of the Prior Agreement and the Prior Agreement is hereby terminated and shall have no further force or effect.
     2. Term. This Agreement shall be effective for a term commencing on January 5, 2009 and, subject to termination under Section 5, expiring on December 31, 2009 (the “Employment Period”). Notwithstanding the previous sentence, this Agreement, the Employment Period and the employment of the Executive hereunder shall be automatically extended for successive one year periods upon the terms and conditions set forth herein, with the first such automatic extension occurring on December 31, 2008, and on each December 31st thereafter, unless either party to this Agreement gives the other party written notice (in accordance with Section 14) within the ninety (90) day period prior to December 31, 2008 (or the relevant December 31st thereafter, as applicable) of such party’s intention that the Employment Period shall expire at the close of business on the last day of the then current Employment Period, whereupon, unless earlier terminated in accordance with the provisions of this Agreement, the Employment Period shall expire and this Agreement shall cease to have any further force or effect in respect of any period thereafter. For purposes of this Agreement, any reference to the “term” of this Agreement shall include the original term and any extension thereof.
     3. Duties of the Executive.
          (a) The Executive shall serve as a senior vice president of the Company and the Executive agrees to perform such duties and responsibilities customarily associated with the position, including without limitation the duties and responsibilities as may be assigned from time to time by the Company’s Chief Executive Officer and/or Chief Operating Officer. Executive shall report directly to the Company’s Chief Operating Officer.
          (b) During the Employment Period, the Executive shall devote his normal working time and attention to the business and affairs of the Company, and, subject to the terms of this Section 3(b) with respect to service on the board of directors of other entities, will not render services to any other business without the prior written approval of the President of the Company. During his employment hereunder, the Executive shall not, directly or indirectly, engage or participate in any business that is competitive in any manner with the business of the Company. Subject to obtaining the prior express consent or approval of the President of the Company, the Executive may serve as a member of the board of directors of other entities (other than the board of directors of a business that is competitive with the business of the Company), provided that such service shall not interfere with the Executive’s performance of his duties hereunder. The Executive shall request the consent or approval of the Company’s President of his intention to serve on the board of directors (or similar governing body) of any company or other entity prior to commencing such service.
     4. Compensation.
          (a) Base Salary and Bonus. During the Employment Period, the Company agrees to pay the Executive a base salary at the rate of $245,000 per annum or such larger amount as the Board may from time to time determine (hereinafter referred to as the “Base Salary”). Executive’s Base Salary shall be reviewed annually. Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its senior executives. In addition to the Base Salary, Executive shall be eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan as in effect from time to time for senior management and as the Compensation Committee in its discretion may determine (the “Bonus”).
          (b) Participation in Equity-Based Plans. The Executive shall be entitled to participate in all equity-based employee benefit plans maintained from time to time during the term of this Agreement (including, without limitation, any such plans as may hereafter established by the Company) for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan (or any successor plan or plans) (the “Plan”) and other bonus or incentive compensation plans. For 2009, the Company shall award the Executive shares of restricted stock or options having a fair market value of $200,000 on the date of the award (the “Equity Award”). The Equity Award shall be subject to the terms and provisions of the Plan and the provisions set forth in a restricted stock agreement or option agreement (as applicable). The Equity Award shall vest in four equal annual installments, subject to the Executive being an employee of the Company on each such scheduled vesting date and that 50% of the Equity Award will be subject to vesting based on Company performance criteria to be determined by the Compensation Committee.
          (c) Employee Benefits. The Executive shall be entitled to participate in (including coverage for the Executive’s eligible dependents under the Company’s medical, dental and similar welfare benefit plans as applicable) all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation, all retirement, profit sharing, savings, 401(k), medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, as well as any plans, practices and programs maintained generally for senior management including, without limitation, any deferred compensation, supplemental medical or life insurance plans. The Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally.
          (d) Other Benefits. The Company shall pay or reimburse the Executive for reasonable and necessary expenses incurred by the Executive in connection with his duties on behalf of the Company in accordance with the general policies of the Company.
          (e) Vacation and Sick Leave. The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for other senior executives of the Company. The Executive is also entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.
          (f) Automobile Allowance. Company shall pay Executive a car allowance of $500 per month.
     5. Termination. In addition to the expiration of the term of this Agreement pursuant to Section 2, the Executive’s employment hereunder may be terminated under the following circumstances:
          (a) Disability. The Company may terminate the Executive’s employment upon 30 days written notice after having established the Executive’s Disability; provided that the Company exercises reasonable efforts to accommodate such disability in accordance with the Americans with Disabilities Act. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Executive’s ability to perform substantially his duties for a period of ninety (90) consecutive days. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, which physician’s determination as to Disability shall be made within ten (10) days of the request therefor and shall be binding on all parties; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, which third physician’s determination as to Disability shall be binding on all parties. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to termination in accordance herewith relating to Executive’s Disability. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination (as each term is hereinafter defined) relating to the Executive’s Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.
          (b) Cause. The Company may terminate the Executive’s employment by written notice for “Cause.” The Company shall be deemed to have terminated the Executive’s employment for “Cause” in the event that the Executive’s employment is terminated for any of the following reasons: (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company; (ii) dishonesty or willful misconduct in the performance of duties; or (iii) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after the Notice of Termination is given by the Company shall constitute Cause for purposes of this Agreement.
          (c) Good Reason. The Executive may terminate his employment for “Good Reason”, provided that he gives the Company notice of such Good Reason within a reasonable period (but, except as provided below, in no event more than 90 days) after he has knowledge of the events giving rise to the Good Reason. For purposes of this Agreement, “Good Reason” shall mean, without the Executive’s consent:
               (i) the assignment to Executive of material duties that are materially inconsistent with Executive’s title and responsibilities as contemplated by Section 3(a) of this Agreement;
               (ii) a reduction in Executive’s Base Salary (provided, that an “across the board” reduction in base salary and/or bonus opportunities affecting all of the senior executive employees of Company (excluding the CEO for this purpose) on a substantially similar basis shall not constitute “Good Reason”);
               (iii) any material breach by the Company of any provision of this Agreement;
               (iv) any purported termination of the Executive’s employment for Cause by the Company which does not comply with the terms of Section 5 of this Agreement;
               (v) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 10 hereof; or
               (vi) the Company requires the Executive to be based at any office outside the greater Phoenix metropolitan area (a “Relocation”).

     The Executive’s right to terminate his employment pursuant this Section 5(c) shall not be affected by his incapacity due to physical or mental illness if such incapacity occurs after the event or condition giving rise to the Executive’s right to terminate his employment pursuant to this Section 5(c).
     Notwithstanding anything to the contrary stated above in this Section 5(c) or elsewhere in this Agreement, the Executive will only be treated as having Good Reason to terminate his employment pursuant to clauses (i) — (vi) if the Executive has given Company notice and a period of at least thirty (30) days during which it can remedy any of such conditions and, during such period, the Company fails to remedy such condition.
          (d) Voluntary Termination. The Executive may voluntarily terminate his employment hereunder at any time upon ninety (90) day prior notice to the Company.
          (e) Termination by Company Without Cause. The Company may terminate the Executive’s employment hereunder for any reason by a written notice.
          (f) Change in Control; Accelerated Vesting of Equity-Based Awards. In certain circumstances, termination may occur following a Change in Control (as contemplated in Section 6 hereof). For purposes of this Agreement, a “Change in Control” shall mean any of the following events:
               (i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the then outstanding Shares of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a party thereof) maintained by (1) the Company or (2) any corporation or other Person of which all of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company prior to such acquisition (for purposes of this definition, a “Subsidiary”, (B) the Company or its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).
               (ii) the individuals who, as of the date of this Agreement are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed officer as a result of either an actual or threatened “Election

Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
               (iii) the consummation of:
                    (A) a merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger consolidation or reorganization of the Company where (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and (3) no Person other than (i) the Company, (ii) any Subsidiary, or (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, or any Subsidiary;
                    (B) a complete liquidation or dissolution of the Company; or
                    (C) the sale or disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
     Upon a Change in Control, and without regard to whether or not the Executive’s employment hereunder is terminated in connection therewith, all restrictions on any outstanding equity-based awards (including, without limitation, restricted stock and performance stock awards) then held by the Executive shall lapse and all performance targets and goals applicable to such awards in respect of any past or future period shall be deemed to have been met by the Company and the Executive, as applicable, for each period relevant to such award and all such equity-based awards shall become and be deemed to be fully (100%) vested immediately prior to such Change in Control, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable. In the event of any conflict between this subsection and any agreement between the Executive and the Company relating to any outstanding award (whether now existing or hereafter entered into), the provisions of this subsection shall prevail
          (g) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.
          (h) Termination Date, Etc. “Termination Date” shall mean in the case of the Executive’s death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:
               (i) if the Executive’s employment is terminated by the Company for Cause or due to Disability, or by the Company without Cause, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and
               (ii) if the Executive’s employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than thirty (30) days from the date the Notice of Termination is given to the Company.
     6. Compensation Upon Termination. Upon termination of the Executive’s employment during the term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:
          (a) Cause, Death or Disability; Voluntary Termination By Executive other than Good Reason If the Executive’s employment is terminated by the Company for Cause or Disability or by the Executive (other than for Good Reason), or by reason of the Executive’s death, the Company shall pay the Executive (or his estate, as applicable) all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) unused vacation days and paid holidays as of the termination date, (iv) any bonuses and incentive compensation which at the time of termination is earned but unpaid under the terms and provisions of the applicable plan, and (v) any previously earned compensation which the Executive has deferred (including any interest earned or credited thereon) (collectively, “Accrued Compensation”). In addition, in connection with the termination of the Executive’s employment hereunder by the Company for Disability or by reason of the Executive’s death, the Company shall pay the Executive (or his estate, as applicable), not later than 30 days following the date of Disability or death, as the case may be, an amount (which shall be in lieu of any target bonus or other bonus plan amount that might otherwise for any reason be or be deemed to be payable directly or indirectly in connection with the fiscal year in which such termination occurred, an amount equal to the product of (I) the average of the cash bonus amounts (if any) paid by the Company to the Executive in relation to the two fiscal years immediately preceding the year in which such termination occurs, multiplied by (II) a fraction, the numerator is the number of days in the year that were elapsed as of the date of the termination of employment and the denominator is 365; provided that if such thirty (30) day period begins in one calendar year and ends in another, the Executive and/or his beneficiary shall not have the right to designate the taxable year of payment. In connection with the termination of the Executive’s employment hereunder by the Company for Disability or by reason of the Executive’s death, all restrictions on any outstanding equity-based awards (including, without limitation, restricted stock and performance stock awards) then held by the Executive shall lapse and all performance targets and goals applicable to such awards in respect of any past or future period shall be deemed to have been met by the Company and the Executive, as applicable, for each period relevant to such award and all such equity-based awards shall become and be deemed to be fully (100%) vested immediately prior to such termination of employment, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable and the Company shall permit the Executive (or his estate), to exercise the same at any time during the 90-day period following such termination. In the event of the Executive’s death, for a period of twelve (12) months from the date of death, the Company shall pay for COBRA benefits (or the equivalent) for Executive’s surviving spouse and eligible dependents covered by the Company’s group health plan at the time of Executive’s death. In the event the Executive’s employment hereunder is terminated due to Disability, the Company shall pay COBRA benefits (or the equivalent) for the Executive for a period of twelve (12) months from the date of such termination. The Executive’s entitlement to any other compensation or benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs and practices then in effect.
          (b) Without Cause; For Good Reason. If the Executive’s employment by the Company is terminated by the Company prior to a Change in Control other than for Cause, death or Disability, or by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:
               (i) the Company shall pay the Executive all Accrued Compensation;
               (ii) the Company shall pay the Executive, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to one (1) times the sum of (A) the Executive’s Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given and (B) the “Target Bonus Amount.” For purposes of this Agreement, the term “Target

Bonus Amount” shall mean an amount which is equal to forty-five percent (45%) of the Executive’s Base Salary in effect during the year in which the Termination Date shall occur;
     (iii) except as may otherwise be determined (on a basis consistent in material respects among all executive officers whose compensation (or the deductibility thereof by the Company) is affected by Section 162(m) of the Internal Revenue Code or any successor provision thereto) by the Compensation Committee at the time of grant of such equity-based award, all restrictions on outstanding equity-based awards (including, without limitation, restricted stock and performance stock awards) then held by the Executive shall lapse and all performance targets and goals applicable to such awards in respect of any past or future period shall be deemed to have been met by the Company and the Executive, as applicable, for each period relevant to such award and all such equity-based awards shall become and be deemed to be fully (100%) vested immediately prior to such termination of employment, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable and the Company shall permit the Executive (or his estate), to exercise the same at any time during the 90-day period following such termination; and
               (iv) for a period of twelve (12) months following such termination, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive and other members of senior management of the Company at the time Notice of Termination was given. The benefits provided in this Section 6(b)(iv) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given. The Company’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iv) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment, including, without limitation, retiree medical and life insurance benefits.
          (c) Following a Change in Control. If within one year following the occurrence of a Change of Control the Executive’s employment by the Company is terminated either by the Company other than for Cause, death or Disability, or by the Executive for any reason, then the Executive shall be entitled to the benefits provided below:
               (i) the Company shall pay the Executive all Accrued Compensation;
               (ii) the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to two (2) times the sum of (A) the Executive’s Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given or the Executive’s Base Salary immediately prior to the Change in Control, if greater, and (B) the Target Bonus Amount; and
               (iii) for a period of twenty-four (24) months following such termination, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this subsection 6(c)(iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given or at the time of the Change in Control if more favorable to the Executive. The Company’s obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This subsection 6(c)(iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company’s employee benefit plans, programs or practices following the Executive’s termination of employment, including, without limitation, retiree medical and life insurance benefits.
                    (d) Time of Payment; Adjustment for Taxes. (i) The amounts provided for in Sections 6(a), 6(b)(i), and 6(c)(i) shall be paid to the Executive within twenty-eight (28) days after the Executive’s Termination Date, provided that if such twenty-eight (28) day period begins in one calendar year and ends in another, the Executive shall not have the right to designate the taxable year of payment.
               (ii) The amounts provided for in Section 6(b)(ii) shall be paid to the Executive within twenty-eight (28) days after the Executive’s Termination Date, provided that if such twenty-eight (28) day period begins in one calendar year and ends in another, the Executive and/or his beneficiary shall not have the right to designate the taxable year of payment, and further provided that (A) no amount shall be paid until Executive has incurred a “separation from service” from the Company within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code (the “Code”), and (B) if (I) the Executive is a “specified employee” within the meaning of Section 409A of the Code at the time of his termination of employment and (II) the amount to be paid exceeds the limit imposes by Treasury Regulation Section 1.409A-1(b)(9)(3)(A), the excess over such limit shall not be paid within twenty-eight days of the “separation from service” but shall be paid on the date that is six months and one day after such separation from service (or on the date of Executive’s death, if earlier).
               (iii) The amounts provided for in Section 6(c)(ii) shall be paid to the Executive within twenty-eight (28) days after the Executive’s Termination Date provided that (A) no amount shall be paid until Executive has incurred a “separation from service” from the Company within the meaning of Section 409A and (B) if the Executive is a “specified employee” within the meaning of Section 409A at the time of his termination of employment, no amount shall be paid until the date that is six months and one day after such separation from service (or on the date of Executive’s death, if earlier).
               (iv) In the event the Executive’s severance benefits provided for in this Section 6 constitute “parachute payments” within the meaning of Section 280G of the Code and, but for this subsection, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive’s severance benefits under this Section 6 will be payable either in full or in such lesser amount as would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, in the Executive’s receipt on an after-tax basis of the greatest amount of severance and other benefits.
          (e) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment, benefit or other Company obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.
          (f) Clawback. The Company shall have no obligation to make any payment to the Executive pursuant to any provision of this Section 6 if the Executive shall be in default of his obligations under Section 13 hereof (Covenant Not To Compete).
     7. Post-Termination Assistance; Non-Disparagement. The Executive agrees that after his employment with the Company has terminated he will provide to the Company, upon reasonable notice from the Company, such information and assistance in the nature of testifying and the preparation therefore as may reasonably be requested by the Company in connection with any litigation, administrative or agency proceeding, or other legal proceeding in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to reimburse the Executive for any reasonably, related expenses, including travel expense, and shall pay the Executive a daily per diem comparable to his Base Salary under this Agreement at time of termination (determined for this purpose on a per diem basis by dividing such Base Salary by 230). The Parties agree that they will not disparage or make false or defamatory comments about the other party as to all matters. This is a material term of this Agreement.
     8. Unauthorized Disclosure. The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, “Unauthorized Disclosure” shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company’s customers or methods of distribution) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 8) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company.

     9. Indemnification. The Company remains subject to its standard form of indemnification agreement for officers and directors which was entered into with the Executive to indemnify the Executive against certain liabilities the Executive may incur as an officer or director of the Company. A copy of that standard form as in effect on the date of this Agreement is identified on Exhibit A to this Agreement, and if for any reason the Company and the Executive have not heretofore executed and delivered such an indemnification agreement, the terms and provisions of the Company’s standard indemnification agreement are hereby incorporated herein by reference.
     10. Successors and Assigns.
          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and the Company shall require any successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place, but this Agreement will not otherwise be assignable, transferable or delegable by the Company. The term “the Company” as used herein shall include such successors.
          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.
     11. Fees and Expenses. The Company shall pay all reasonable legal fees and related expenses incurred by the Executive as they become due as a result of the Company and the Executive entering into this Agreement.
     12. Assignment of Inventions.
          (a) General Assignment. The Executive agrees to assign and hereby does assign to the Company all right, title and interest in and to any inventions, designs and copyrights made during employment by Company which relate directly to the business of the Company.
          (b) Further Assurances. The Executive shall acknowledge and deliver promptly to the Company without charge to the Company but at its expense such written instruments and do such other acts, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the inventions, designs an copyrights and to vest the entire right and title thereto in the Company or its nominee. The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during them term of the Executive’s employment which is related to the business of the Company shall be a “work for hire” under the copyright law of the United States and other applicable jurisdictions.
          (c) Excepted Inventions. As a matter of record the Executive has identified on Exhibit B attached hereto all inventions or improvements relevant to the subject matter of his engagement by the Company which have been made or conceived or first reduced to practice by the Executive alone or jointly with others prior to his engagement by the Company, and the Executive covenants that such list is complete. If there is no such list on Exhibit B, the Executive represents that he had made no such inventions and improvements as of the time of signing this Agreement.
     13. Covenant Not to Compete.
          (a) The Executive agrees that during the term of this Agreement and for two (2) years subsequent to termination of Executive’s employment with the Company for any reason (the “Non-Compete Term”) the Executive shall not:
               (i) Either directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a “Person”), engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or other individual, corporate, or representative capacity, or render any services or provide any advice or substantial assistance to any business, person or entity, if such business, person or entity, directly or indirectly will in any way compete with the Company (a “Competing Business”). Without limiting the generality of the foregoing, for purposes of this Section 13, it is understood that Competing Businesses shall include any business that is in direct competition with the Company; provided, however, that notwithstanding the foregoing, the Executive may make passive investments in up to four percent (4%) of the outstanding publicly traded common stock of an entity which operates a Competing Business.
               (ii) Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit any Person who is, or who is, at the time of termination of the Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, an employee of the Company or any of its subsidiaries for the purpose or with the intent of enticing such employee away from the employ of the Company or any of its subsidiaries.
               (iii) Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit any Person who is, or who is, at the time of termination of the Executive’s employment, or has been within six (6) months prior to the time of termination of Executive’s employment, a customer or supplier of the Company or any of its subsidiaries for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doing business with the Company or (B) in any way interfering with the relationship between such Person and the Company.
          (b) Specific Performance; Repayment of Certain Termination Payment Amounts. The Executive hereby acknowledges that the services to be rendered to the Company hereunder by the Executive are of a unique, special and extraordinary character which would be difficult or impossible for the Company to replace or protect, and by reason thereof, the Executive hereby agrees that in the event he violates any of the provisions of subsection 13(a) hereof, the Company shall, in addition to any other rights and remedies available to it, at law or otherwise, be entitled to an injunction or restraining order to be issued by any court of competent jurisdiction in any state enjoining and restraining the Executive from committing any violation of said subsection 13(a).
     The Executive agrees that, if he breaches subsection 13(a) of this Agreement, he shall have forfeited all right to receive any amounts payable to him pursuant to subsection 6(b)(ii) and (iii) or subsection 6(c)(ii) and (iii), as the case may be, and he shall promptly repay to the Company the entire amount theretofore paid to him or to his order by reason of any of said subsections.
          (c) The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.
          (d) All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period following the termination of the Executive’s employment with the Company during which the agreements and covenants of the Executive made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 13.
          (e) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which the Executive shall be prohibited from engaging in any competitive activity described in Section 13 hereof, the period of time for which the Executive shall be prohibited pursuant to Section 13 hereof shall be the maximum time permitted by law.
     14. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the President with a copy to the Lead Director of the Board. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.
     15. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.
     16. Settlement of Claims. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.
     17. Survival. The agreements and obligations of the Company and the Executive made in Sections 6, 8, 9, 11, 13, 17 and 18 of this Agreement shall survive the expiration or termination of this Agreement.
     18. Federal Income Tax Withholding. The Company may withhold from any compensation and other amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.
     19. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflict of law principles thereof.
     20. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     21. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to “Sections” are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.
     22. Entire Agreement. This Agreement (together with the Exhibits hereto and the Executive’s indemnification agreement with the Company) constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.
     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same agreement.
     24. Section 409A.

          (a) To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement will be administered and interpreted in a manner consistent with this intent. The Company agrees to take all reasonable steps to ensure that Executive shall not be subject to any penalties with respect to any payments received hereunder. In the event that any guidance is issued by the Internal Revenue Service, or if a judicial decision is rendered, to the effect that arrangements similar to this Agreement do not satisfy the requirements of Section 409A, the Company and Executive agree to take whatever reasonable actions may be necessary at such time in order to ensure that (i) the payments under this Agreement shall be in compliance with Section 409A and (ii) the Executive shall not be subject to any penalty under Section 409A with respect to his receipt of such payments.
          (b) Notwithstanding anything contained herein to the contrary, any payments on account of a termination of employment that are subject to Section 409A shall not be made until Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Executive’s termination of employment shall, if Executive is a “specified employee” within the meaning of Section 409A at the time of his termination of employment, instead be paid on the first business day after the date that is six months following Executive’s termination of employment (or Executive’s death, if earlier).
          (c) For purposes of this Agreement, each amount to be paid or benefit to be provided to Executive pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A.
          (d) With respect to expenses eligible for reimbursement under the terms of the Agreement, (i) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year and (ii) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A; provided, however that with respect to any reimbursements for any taxes to which Executive becomes entitled under the terms of this Agreement, the payment of such reimbursements shall be made by the Company no later than the end of the calendar year following the calendar year in which Executive remits the related taxes.
[Signature Page follows; remainder of this page is blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:

MOBILE MINI, INC.

By:	/s/ Steven G. Bunger

Steven G. Bunger, President and Chief Executive Officer

Executive:
/s/ Russell C. Lemley

Russell C. Lemley

EXHIBIT A
[Form of Indemnification Agreement]
The form of the Company’s indemnification agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company’s most recent annual report on Form 10-K, and that document is incorporated by this reference.

EXHIBIT B
List of Inventions and Improvements